Exhibit 99.1

The Shyft Group Reports Second Quarter Results

Achieves record sales of $244 million and doubling of backlog to all-time high of $751 million; Reports EPS of $0.44 and adjusted EPS of $0.53

NOVI, Mich., August 5, 2021 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the second quarter ending June 30, 2021.

Second Quarter 2021 Highlights from Continuing Operations1

For the second quarter of 2021 compared to the second quarter of 2020:

●	Sales of $244.0 million, an increase of $120.0 million, or 96.8%, from $124.0 million, reflecting increased sales in all product categories.

●	Gross profit margin of 21.3% of sales, a 190 basis point improvement from 19.4% of sales, driven by sales volume and actions taken to improve overall operating efficiency.

●	Income from continuing operations of $17.0 million, or $0.44 per share, compared to a loss of ($1.1) million, or ($0.03) per share.

●	Adjusted EBITDA of $28.6 million, or 11.7% of sales, an increase of $19.2 million, or 205.6%, from $9.4 million, or 7.5% of sales.

●	Adjusted net income of $19.0 million, or $0.53 per share, an increase of $14.4 million, or 316.1%, from $4.6 million, or $0.13 per share.

●	Consolidated backlog at June 30, 2021, was a record $751.4 million, up $413.9 million, or 122.6%, compared to $337.5 million at June 30, 2020.

“The Shyft Group’s momentum continued to build in the second quarter, producing results that exceeded our expectations, including doubling our sales and tripling adjusted EBITDA over the prior year,” said Daryl Adams, President and Chief Executive Officer. “Our strength in quality, innovation, and customer-driven product development, combined with rising demand in our markets, led to record backlog across all segments. While the environment remains challenging, our team continues to outperform and delivered our highest quarterly sales on record. We continue to see strong demand in parcel delivery and luxury motor coach, as well as accelerating demand in service bodies, which further cement our plans toward continued growth in the second half of the year.”

1 The Company divested its Emergency Response (ER) business effective February 1, 2020.  Accordingly, the financial results of ER have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations

Fleet Vehicles and Services (FVS)

FVS segment sales were $168.3 million, an increase of 73.1% from $97.2 million, mainly due to strong sales across all product categories, including strong demand for last-mile delivery vehicles and growth in the recently introduced Velocity™ product line.

Adjusted EBITDA increased $14.6 million to $28.3 million, or 16.8% of sales, from $13.7 million, or 14.0% of sales, a year ago. The increase was primarily due to higher volume and productivity driven by capital investments.

The segment backlog at June 30, 2021, totaled a record $660.9 million, up 130.3%, compared to $287.0 million at June 30, 2020. On a sequential basis, backlog increased $71.3 million, or 12.1% from $589.6 million in the first quarter of 2021. This increase reflects strong demand for delivery vehicles, including the Velocity product line.

Specialty Vehicles (SV)

SV segment sales were $75.7 million, an increase of 183.2% from $26.7 million, led by luxury motor coach chassis sales and accelerating growth in service bodies.

Adjusted EBITDA increased $7.4 million to $8.6 million, or 11.4% of sales, from $1.2 million, or 4.6% of sales, a year ago. The increase was primarily due to higher sales volume.

The segment backlog at June 30, 2021, totaled $90.5 million, up 79.1% compared to $50.5 million at June 30, 2020. On a sequential basis, backlog increased $13.6 million, or 17.7%, from $76.9 million in the first quarter of 2021. The increase reflects increased orders across all product lines.

Update 2021 Outlook

“In addition to our strong financial performance during the quarter, we continued to make investments that will drive productivity improvements and position us for future growth,” said Jon Douyard, Chief Financial Officer. “Our current liquidity position remains healthy at $120.0 million, and our leverage ratio stands at just 0.4 times adjusted EBITDA, leaving ample room for further strategic investments. While our strong order intake resulted in record backlog, we continue to manage through a challenging supply environment. Despite this headwind, we are confident raising our guidance for the year to reflect the strong first half performance and our team’s ability to meet customer needs through the second half.”

The Company expects full-year 2021 results from continuing operations to be as follows:

●	Revenue to be in the range of $900 to $950 million
●	Net income of $55 to $62 million
●	Adjusted EBITDA of $100 to $110 million
●	Effective tax rate of approximately 26%
●	Earnings per share of $1.52 - $1.72
●	Adjusted earnings per share of $1.75 - $1.95

“Our achievements during the first half of the year highlight our proven business strategy and our team’s capacity to execute.  This exceptional team continues to bring aptitude and energy to the organization and operate at the highest level, both from a day-to-day production and support standpoint, as well as in the areas of product research and development.  With the strength of demand in our core markets and the tremendous opportunities inherent in our new products coming to market – such as the Velocity and our recently announced all-electric battery powered EV chassis – we have never been more excited about the future of our Company,” concluded Adams.

Conference Call, Webcast, Investor Presentation and Investor Information

The Shyft Group will host a conference call for analysts and portfolio managers at 10 a.m. EDT today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.TheShyftGroup.com/investor-relations/webcasts

Conference Call: 1-877-317-6789 (domestic) or 412-317-6789 (international); passcode: 10155593

For more information about The Shyft Group, please visit www.TheShyftGroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 2,900 associates across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales from continuing operations of $676 million in 2020. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. Furthermore, statements contained in this document relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions including weaknesses resulting from the COVID-19 pandemic; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Juris Pagrabs Group Treasurer The Shyft Group (517) 997-3862

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,178	$20,995
Accounts receivable, less allowance of $136 and $116	101,879	64,695
Contract assets	15,370	9,414
Inventories, net	68,420	46,428
Other receivables - chassis pool agreements	13,983	6,503
Other current assets	8,859	8,172
Total current assets	212,689	156,207

Property, plant and equipment, net	54,335	45,734
Right of use assets – operating leases	41,905	43,430
Goodwill	48,677	49,481
Intangible assets, net	54,684	56,386
Other assets	1,162	2,052
Net deferred tax asset	5,625	5,759
TOTAL ASSETS	$419,077	$359,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74,749	$47,487
Accrued warranty	6,623	5,633
Accrued compensation and related taxes	17,799	17,134
Deposits from customers	377	756
Operating lease liability	7,495	7,508
Other current liabilities and accrued expenses	9,774	8,121
Short-term debt - chassis pool agreements	13,983	6,503
Current portion of long-term debt	253	221
Total current liabilities	131,053	93,363

Other non-current liabilities	4,628	5,447
Long-term operating lease liability	35,182	36,662
Long-term debt, less current portion	23,198	23,418
Total liabilities	194,061	158,890
Shareholders' equity:
Preferred stock; 2,000 shares authorized (none issued)	-	-
Common stock; 80,000 shares authorized; 35,346 and 35,344 outstanding	92,309	91,044
Retained earnings	131,853	109,286
Total The Shyft Group, Inc. shareholders' equity	224,162	200,330
Non-controlling interest	854	(171)
Total shareholders' equity	225,016	200,159
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$419,077	$359,049

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Sales	$243,982	$123,970	$441,870	$300,918
Cost of products sold	192,076	99,965	349,978	240,612
Gross profit	51,906	24,005	91,892	60,306

Operating expenses:
Research and development	940	1,130	1,722	2,672
Selling, general and administrative	28,740	24,610	53,277	46,009
Total operating expenses	29,680	25,740	54,999	48,681

Operating income (loss)	22,226	(1,735)	36,893	11,625

Other income (expense):
Interest expense	(227)	(460)	(57)	(1,191)
Interest and other income	506	515	689	5
Total other income (expense)	279	55	632	(1,186)

Income (loss) from continuing operations before income taxes	22,505	(1,680)	37,525	10,439
Income tax expense (benefit)	5,552	(546)	9,042	(169)
Income (loss) from continuing operations	16,953	(1,134)	28,483	10,608
Income (loss) from discontinued operations, net of income taxes	-	(157)	81	(4,021)
Net income (loss)	16,953	(1,291)	28,564	6,587
Less: net income attributable to non-controlling interest	990	70	1,025	137

Net income (loss) attributable to The Shyft Group Inc.	$15,963	$(1,361)	$27,539	$6,450

Basic earnings (loss) per share
Continuing operations	$0.45	$(0.03)	$0.78	$0.29
Discontinued operations	-	(0.01)	-	(0.11)
Basic earnings (loss) per share	$0.45	$(0.04)	$0.78	$0.18

Diluted earnings (loss) per share
Continuing operations	$0.44	$(0.03)	$0.76	$0.29
Discontinued operations	-	(0.01)	-	(0.11)
Diluted earnings (loss) per share	$0.44	$(0.04)	$0.76	$0.18

Basic weighted average common shares outstanding	35,333	35,512	35,322	35,456
Diluted weighted average common shares outstanding	36,190	35,512	36,191	35,693

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended June 30, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$159,826	$-	$-	$159,826
Motorhome chassis sales	-	40,891	-	40,891
Other specialty chassis and vehicles	-	29,415	-	29,415
Aftermarket parts and assemblies	8,447	5,403	-	13,850
Total Sales	$168,273	$75,709	$-	$243,982

Adjusted EBITDA	$28,287	$8,637	$(8,354)	$28,570

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended June 30, 2020 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$90,762	$-	$-	$90,762
Motorhome chassis sales	-	14,048	-	14,048
Other specialty chassis and vehicles	-	10,929	-	10,929
Aftermarket parts and assemblies	6,476	1,755	-	8,231
Total Sales	$97,238	$26,732	$-	$123,970

Adjusted EBITDA	$13,652	$1,219	$(5,521)	$9,350

Sales and Other Financial Information by Business Segment
(Unaudited)

Period End Backlog (amounts in thousands of dollars)
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020
Fleet Vehicles and Services*	$660,908	$589,604	$427,338	$228,870	$286,955
Motorhome Chassis*	56,294	42,742	31,580	40,387	38,804
Other Vehicles	33,840	33,716	19,431	11,036	11,621
Aftermarket Parts and Accessories	382	438	302	333	115
Total Specialty Vehicles	90,516	76,896	51,313	51,756	50,540

Total Backlog	$751,424	$666,500	$478,651	$280,626	$337,495

* Anticipated time to fill backlog orders at June 30, 2021; five - twelve months for Fleet Vehicles and Services; less than three months for Specialty Vehicles.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

Financial Summary
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
The Shyft Group, Inc.	2021	% of sales	2020	% of sales
Income (loss) from continuing operations	$16,953	6.9%	$(1,134)	(0.9% )
Net (income) loss attributable to non-controlling interest	(990)		(70)
Add (subtract):
Restructuring and other related charges	505		562
Acquisition related expenses and adjustments	71		179
Non-cash stock-based compensation expense	2,850		2,126
Loss from write-off of construction in process	-		2,430
Accelerated depreciation of property, plant and equipment	-		2,330
Loss from liquidation of JV	643		-
Tax effect of adjustments	(998)		(1,849)
Adjusted net income	$19,034	7.8%	$4,574	3.7%

Income (loss) from continuing operations	$16,953	6.9%	$(1,134)	(0.9% )
Net (income) loss attributable to non-controlling interest	(990)		(70)
Add (subtract):
Depreciation and amortization	2,759		5,343
Taxes on income	5,552		(546)
Interest expense	227		460
EBITDA	$24,501	10.0%	$4,053	3.3%

Add (subtract):
Restructuring and other related charges	505		562
Acquisition related expenses and adjustments	71		179
Non-cash stock-based compensation expense	2,850		2,126
Loss from liquidation of JV	643		-
Loss from write-off of construction in process	-		2,430
Adjusted EBITDA	$28,570	11.7%	$9,350	7.5%

Diluted net earnings per share	$0.44		$(0.03)
Add (subtract):
Restructuring and other related charges	-		0.02
Acquisition related expenses and adjustments	-		0.01
Non-cash stock-based compensation expense	0.08		0.06
Loss from liquidation of JV	0.01		-
Loss from write-off of construction in process	-		0.06
Accelerated depreciation of property, plant and equipment	-		0.06
Tax effect of adjustments	-		(0.05)
Adjusted diluted net earnings per share	$0.53		$0.13

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2021
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$54,728	$58,723	$62,028
Add:
Depreciation and amortization	13,462	13,462	13,462
Interest expense	1,295	1,295	1,295
Taxes	19,093	20,098	21,793
EBITDA	$88,578	$93,578	$98,578
Add (subtract):
Non-cash stock-based compensation and other charges	11,422	11,422	11,422
Adjusted EBITDA	$100,000	$105,000	$110,000

Earnings per share	$1.52	$1.62	$1.72
Add:
Non-cash stock-based compensation and other charges	0.32	0.32	0.32
Less tax effect of adjustments	(0.09)	(0.09)	(0.09)
Adjusted earnings per share	$1.75	$1.85	$1.95